EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 7, 2006, accompanying the consolidated financial statements of Cadus Corporation and subsidiary included in the Annual Report of Cadus Corporation on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cadus Corporation on Forms S-8 (File No. 333-21871, effective February 14, 1997, and File No. 333- 58151, effective June 30, 1998).


/s/ HOLTZ RUBENSTEIN REMINICK LLP

New York, New York
March 30, 2006